Exhibit 23.1



January 12, 2005
U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Golden Spirit Mining Ltd. - S-8 Registration of  19,000,000 shares


Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated January 12, 2005, of the following:

Our report dated March 31, 2004 to the Stockholders and Board of Directors on the consolidated financial statements of the Company as at December 31, 2003 and 2002 and for the years then ended included in the Company's filing on Forms 10-KSB.

Sincerely,


Dale Matheson Carr-Hilton LaBonte
/s/

DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants